Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-22695, 333-41437, 333-84282 and 333-87378) and on Forms S-8 (Nos. 33-65054, 33-65058, 333-38912, and 333-61925) of Forest City Enterprises, Inc. and Subsidiaries of our report dated March 11, 2004, except for Note P which is as of January 19, 2005, relating to the financial statements, which appears in this Form 8-K.

Cleveland, Ohio
January 19, 2005